Exhibit 24(b)(11)


To the Board of Directors
SCM Portfolio Fund, Inc.
P.O. Box 947
Carrollton, Georgia  30117

Gentlemen:

We hereby consent to the use of our auditor's report dated January 12, 1998, for SCM Portfolio Fund, Inc. in the Statement of Additional Information of SCM Portfolio Fund, Inc. dated April 29, 1998, in the Prospectus for SCM Portfolio Fund, Inc. dated April 29, 1998.



                                                     /s/ McMullan and Company
                                                     CERTIFIED PUBLIC ACCOUNTS